Exhibit 99.2

MACQUARIE COUNTRYWIDE-REGENCY II, LLC ACQUISITION PROPERTIES

Combined Historical Summaries

December 31, 2004

MACQUARIE COUNTRYWIDE-REGENCY II, LLC ACQUISITION PROPERTIES

Index

December 31, 2004

Page(s)

Report of Independent Auditors	1

Historical Summaries

Combined Revenue and Certain Expenses For the Year Ended December 31, 2004	2

Combined Revenue and Certain Expenses For the Three Months Ended March 31, 2005 and 2004 (unaudited)	3

Notes to Combined Historical Summaries	4-5

MACQUARIE COUNTRYWIDE-REGENCY II, LLC ACQUISITION PROPERTIES

Combined Historical Summary of Revenue and Certain Expenses

For the year ended December 31, 2004

(In thousands)

Report of Independent Auditors

To the Board of Directors and Shareholders of Regency Centers Corporation:

We have audited the accompanying combined historical summary of revenue and certain expenses for the year ended December 31, 2004 of the Macquarie Countrywide-Regency II, LLC Acquisition Properties (the “Properties”) as defined in Note 1. This combined historical summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on this combined historical summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Regency Centers Corporation) as described in Note 2 and is not intended to be a complete presentation of the Properties’ revenue and expenses.

In our opinion, the combined historical summary referred to above presents fairly, in all material respects, the revenue and certain expenses of the Properties for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

July 6, 2005

McLean, VA

MACQUARIE COUNTRYWIDE-REGENCY II, LLC ACQUISITION PROPERTIES

Combined Historical Summary of Revenue and Certain Expenses

For the year ended December 31, 2004

(In thousands)

Revenue
Base rents	$160,956
Tenant reimbursement revenue	50,267
Percentage rental income	3,526
Other revenue from real estate and improvements	1,902

Total revenue	216,651

Certain expenses
Property taxes	24,240
Other operating expenses	18,797
Property management	6,421
Utilities	4,182
Insurance	3,407
Bad debt	2,160
Repairs and maintenance	2,112

Total certain expenses	61,319

Revenue in excess of certain expenses	$155,332

MACQUARIE COUNTRYWIDE-REGENCY II, LLC ACQUISITION PROPERTIES

Combined Historical Summaries of Revenue and Certain Expenses

For the three months ended March 31, 2005 and 2004

(In thousands)

	Unaudited March 31, 2005	Unaudited March 31, 2004
Revenue
Base rents	$42,260	$39,065
Tenant reimbursement revenue	14,908	12,469
Percentage rental income	331	644
Other revenue from real estate and improvements	359	345

	57,858	52,523

Certain expenses
Property taxes	6,425	5,719
Other operating	6,603	4,776
Property management	1,710	1,551
Utilities	1,142	1,002
Insurance	797	917
Bad debt	637	539
Repairs and maintenance	607	568

	17,921	15,072

Revenue in excess of certain expenses	$39,937	$37,451

MACQUARIE COUNTRYWIDE-REGENCY II, LLC ACQUISITION PROPERTIES

Notes to Combined Historical Summaries

December 31, 2004

(In thousands)

1.	Business

The accompanying combined historical summaries of revenue and certain expenses relates to the operations of the 100 properties (the “Macquarie Countrywide-Regency II, LLC Acquisition Properties” or the “Properties”) acquired for approximately $2.68 billion by Macquarie CountryWide-Regency II, LLC (the “Venture”) which is owned 35% by Regency Centers Corporation (“Regency”), a public company traded on the NYSE, and 65% by Macquarie CountryWide Trust of Australia (“Macquarie”). The Properties contain approximately 12.8 million square feet (unaudited) of gross leaseable area. Anchor tenants include national and regional supermarket chains such as Giant Food (Ahold), Safeway, Kroger, Food Lion, Albertson’s, and Shoppers Food Warehouse (Supervalu). Other anchor tenants include major drug store chains such as CVS/Pharmacy, Eckerds, Bel Air Mart, Rite Aid, Walgreens, and Longs Drugs.

2.	Summary of Significant Accounting Policies

Basis of Presentation

Due to the acquisition of the Properties from entities under common control, the historical summaries of the Properties have been presented on a combined basis. The combined historical summaries include the accounts of the Properties. All significant intercompany balances and transactions have been eliminated.

The accompanying combined historical summaries of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in conjunction with the Venture’s acquisition of the Properties. The combined historical summaries are not representative of the actual operations of the Properties for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization, and interest expense, which may not be comparable to the expenses expected to be incurred by the Venture in future operations of the Property, have been excluded.

Unaudited Historical Interim Information

The combined historical summaries of revenue and certain expenses for the three months ended March 31, 2005 and 2004 are unaudited. As a result, the interim combined historical summaries should be read in conjunction with the combined historical summary of revenue and certain expenses and the accompanying notes for the year ended December 31, 2004. The interim combined historical summaries reflect all adjustments which management believes are necessary for the fair presentation of the combined historical summaries of revenue and certain expenses for the interim periods presented. These adjustments are of a normal recurring nature. The historical summary of revenue and certain expenses for such interim period is not necessarily indicative of the results for a full year.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related lease. Tenant reimbursement revenue includes payments from tenants as reimbursement for property operating expenses as stipulated in the leases. Expenses are recognized in the period in which they are incurred. Revenue from percentage rents is recognized when the tenant has reported sales in excess of the established levels of sales. Percentage rents for the Properties recognized during the year ended December 31, 2004 totaled $3,526. Most leases provide for tenant reimbursement of common area maintenance and other operating expenses, with related revenue recognized in the year the expenses are incurred. Recognition of tenant revenues is discontinued if the tenant prematurely vacates the space and ceases paying rent.

MACQUARIE COUNTRYWIDE-REGENCY II, LLC ACQUISITION PROPERTIES

Notes to Combined Historical Summaries

December 31, 2004

(In thousands)

A provision for bad debts has been provided against the portion of revenues which is estimated to be uncollectible. The Company determines the provision based on historical experience.

There are no individual tenants that represent more than 10% of tenant receivables or revenues from real estate investments for the year ended December 31, 2004.

Use of Estimates

The preparation of this combined historical summary in conformity with generally accepted accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

Income and Expense Recognition

Income and expenses are recorded on the accrual basis of accounting.

Property Tax Expense

Property tax expenses are recognized in the period in which they are incurred.

3.	Rentals

The Properties are leased to tenants with initial lease terms expiring through the year 2030. The leases provide that tenants will share in operating expenses and real estate taxes on a pro rata basis, as defined in the leases. Many of the leases are renewable for three to five years at the lessee’s option. Future minimum rentals as of December 31, 2004 to be received under these non-cancelable operating leases are as follows:

2005	$162,870
2006	146,394
2007	126,394
2008	103,854
2009	82,501
Thereafter	351,123

$973,136